Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy MacPhee
Treasurer, VP Investor Relations

		Telephone:	(978) 688-1811
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER RESULTS FOR 2013

North Andover, MA….October 29, 2013.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended September 29, 2013.  Net income from continuing operations per diluted share (EPS) for the third quarter of 2013 was $0.49.  Adjusting for special items, third quarter 2013 adjusted EPS was $0.58, compared to third quarter 2012 adjusted EPS of $0.62.  A summary of third quarter financial results is as follows:

	Third Quarter and Year-to-Date Earnings Summary
	Third quarter ended			Nine months ended
(In millions, except per share information)	September 29, 2013	September 30, 2012	% Change	September 29, 2013	September 30, 2012	% Change

Sales	$371.8	$352.8	5%	$1,097.5	$1,072.9	2%

Net income from continuing operations	17.5	18.3	(4)%	52.7	52.2	1%

Income (loss) from discontinued operations	(2.1)	0.4	—	(2.3)	0.7	—

Net income	$15.4	$18.7	(18)%	$50.4	$52.9	(5)%

Diluted earnings per share from continuing operations	$0.49	0.52	(6)%	$1.48	1.44	3%

Special items	0.09	0.10		0.17	0.13

Adjusted earnings per share	$0.58	0.62	(6)%	$1.65	1.57	5%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

Third Quarter Highlights:

•                  Third quarter 2013 sales increased 5.4% from the third quarter of 2012, driven by organic growth of 3.6% and benefits from foreign exchange of 1.8%. Organic sales growth in North America of 8.6% and Asia of 15.1% was partially offset by an organic sales reduction in Europe, Middle East and Africa (EMEA) of 4.2%.

•                  Organic sales growth rate in North America of 8.6% was more than three times the 2.8% first half 2013 growth rate, driven primarily by a 9.6% increase in wholesale end market sales.

•                  Adjusted operating margins decreased by 1.1 percentage points to 9.4% for the third quarter of 2013 as compared to the third quarter of 2012; operating margins on a GAAP basis decreased 1.1 percentage points to 8.1%, as compared to the third quarter of 2012.

•                  Adjusted operating margins declined by 2.1 percentage points in North America primarily due to a $3.5 million increase in the Company’s product liability cost and $2.4 million in manufacturing inefficiencies and logistics costs related to the lead free conversion, with an impact to EPS of $0.10. The increase in product liability cost is based on an updated actuarial analysis that incorporated a recent increase in reported claims.

•                  Adjusted operating margins expanded in Europe by 0.7 percentage points due primarily to production efficiencies and tight cost controls, despite a sales volume reduction.

•                  The Company repurchased approximately 189.1 thousand shares of Company stock during the third quarter, at a cost of $10 million, as part of the previously announced share repurchase program.

•                  The Company finalized the disposal of Watts Insulation GmbH (“Austroflex”), recording an after-tax loss on disposal of $2.2 million during the third quarter in discontinued operations.  Austroflex operating results for the current and prior years have been reclassified to discontinued operations.

•                  Free cash flow was $46.5 million for the nine months ended September 29, 2013, as compared to $53.8 million for the nine months ended September 30, 2012; the decrease was primarily driven by an inventory increase and additional capital spending, both related to the Company’s investment in the lead free initiative.

North American sales increased $16.5 million, or 8.1%, to $220.5 million in the third quarter of 2013, compared to $204.0 million for the third quarter of 2012.  This increase was primarily due to an organic sales increase of $17.5 million, or 8.6%, offset partially by unfavorable foreign exchange movements of $1.0 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale, OEM and DIY markets increased organically by 9.6%, 9.0% and 4.7% respectively, during the third quarter of 2013 as compared to the same period in 2012, primarily from increased sales in our residential and commercial flow control product lines.

EMEA sales increased $1.2 million, or 0.8%, to $142.7 million for the third quarter of 2013, compared to $141.5 million for the third quarter of 2012.  This increase was primarily due to favorable foreign exchange movements associated with the strengthening of the Euro versus the U.S. dollar of $7.1 million, or 5.0%, partially offset by an organic sales decrease of $5.9 million, or (4.2%).  Compared to 2012, OEM sales decreased organically by 9.1%, offset partially by a 0.9% increase in sales into the wholesale market.  EMEA segment sales represented approximately 38.4% and 40.1% of total Company sales in the third quarters of 2013 and 2012, respectively.

Asia sales increased $1.3 million, or 17.8%, to $8.6 million for the third quarter of 2013, compared to $7.3 million for the third quarter of 2012.  This increase was primarily due to an organic sales increase of $1.1 million, or 15.1%.

Adjusted operating income for the third quarter of 2013 decreased by $2.0 million, or 5.4%, to $34.9 million, as compared to the third quarter of 2012.  North America adjusted operating margins decreased by 2.1 percentage points to 11.2% as product liability costs increased by $3.5 million and the segment incurred $2.4 million in manufacturing inefficiencies and logistics costs related to the lead free conversion.  EMEA adjusted operating margins increased by 0.7 percentage points to 11.5% in the third quarter of 2013 as compared to the third quarter of 2012, as production efficiencies and stringent operating cost controls offset margin loss from the sales volume reduction.

During the third quarter of 2013, the Company spent approximately $10.0 million to repurchase its shares on the open market as part of the $90.0 million share repurchase program announced in April.  The Company repurchased approximately 189.1 thousand shares during the quarter.  Year to date, the Company has repurchased approximately 401.7 thousand shares, at a cost of approximately $20.0 million.

Consolidated sales for the first nine months of 2013 were $1.09 billion, an increase of $24.6 million, or 2.3%, compared to the first nine months of 2012.  Organic sales were up 1.3%, with growth in North America and Asia being offset by a reduction in EMEA, and favorable foreign exchange movements also contributed to the increase in sales.

Free cash flow for the first nine months of 2013 decreased by $7.3 million, to $46.5 million, as compared to the first nine months of 2012.  The decrease related primarily to the Company’s ongoing lead free investment.  The Company increased lead free inventories in anticipation of customer transitions to lead free products and invested incremental capital in its lead free foundry.

David J. Coghlan, Chief Executive Officer, commented, “Our organic growth in the North American wholesale, OEM and DIY markets was solid during the third quarter due to continued expansion in new residential construction, a stable repair and replace end market and the continuing transition by our customers to lead free products.  Notably, North America results were impacted by two items.  We increased our product liability reserve based on an updated actuarial analysis that incorporated a recent increase in reported claims.  Additionally, North America’s gross margins were negatively impacted by incremental costs related to the lead free conversion, primarily from the lead free alloy production process and incremental transportation costs to expedite parts and components for both leaded and lead free products.  In EMEA, we were pleased with the segment’s expanded adjusted operating margins for the third quarter despite the decline in sales.  The rate of the sales decline in EMEA has tapered from the first half of this year, and the team delivered productivity and cost savings initiatives during the quarter to offset the impact of volume loss.  We expect EMEA will continue to execute on its restructuring program that we announced in July.  In Asia, the 15.1% organic sales growth was driven principally by residential plumbing and heating product sales.  During the quarter we gained sales momentum in the North American wholesale, OEM and DIY channels.  We also believe that some of our key markets, like the commercial market in North America and our core European markets, may be turning the corner and could provide more upside as we head into the new year.  “

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, goodwill and other long-lived asset impairment charges, significant legal and customs settlements, CFO retention costs, acquisition accounting costs, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2013 on Wednesday, October 30, 2013, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until October 30, 2014.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions; the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; difficulties in converting lead free products; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability costs; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
STATEMENTS OF INCOME

Net sales	$371.8	$352.8	$1,097.5	$1,072.9

Net income from continuing operations	$17.5	$18.3	$52.7	$52.2
(Loss) income from discontinued operations	(2.1)	0.4	(2.3)	0.7
Net income	$15.4	$18.7	$50.4	$52.9

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.6	35.2	35.6	36.3

Net income (loss) per share
Continuing operations	$0.49	$0.52	$1.48	$1.44
Discontinued operations	(0.06)	0.01	(0.07)	0.02
Net income	$0.43	$0.53	$1.41	$1.46

Cash dividends per share	$0.13	$0.11	$0.37	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 29,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$227.2	$271.3
Short-term investment securities	—	2.1
Trade accounts receivable, less allowance for doubtful accounts of $10.3 million at September 29, 2013 and $9.5 million at December 31, 2012	228.9	206.2
Inventories, net:
Raw materials	109.4	110.8
Work in process	21.7	20.5
Finished goods	179.7	156.7
Total Inventories	310.8	288.0
Prepaid expenses and other assets	21.4	22.5
Deferred income taxes	23.3	21.5
Assets held for sale	1.3	—
Assets of discontinued operations	—	11.7
Total Current Assets	812.9	823.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	530.6	510.2
Accumulated depreciation	(311.2)	(288.5)
Property, plant and equipment, net	219.4	221.7
OTHER ASSETS:
Goodwill	509.8	504.0
Intangible assets, net	135.6	145.4
Deferred income taxes	3.6	4.8
Other, net	9.1	9.8
TOTAL ASSETS	$1,690.4	$1,709.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$134.6	$131.3
Accrued expenses and other liabilities	129.6	116.6
Accrued compensation and benefits	44.0	41.9
Current portion of long-term debt	2.1	77.1
Liabilities of discontinued operations	—	1.5
Total Current Liabilities	310.3	368.4
LONG-TERM DEBT, NET OF CURRENT PORTION	306.2	307.5
DEFERRED INCOME TAXES	43.1	44.9
OTHER NONCURRENT LIABILITIES	44.9	48.7

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,784,168 shares at September 29, 2013 and 28,673,639 shares at December 31, 2012	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,504,290 shares at September 29, 2013 and 6,588,680 at December 31, 2012	0.6	0.6
Additional paid-in capital	468.2	448.7
Retained earnings	512.6	498.1
Accumulated other comprehensive income (loss)	1.6	(10.8)
Total Stockholders’ Equity	985.9	939.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,690.4	$1,709.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Net sales	$371.8	$352.8	$1,097.5	$1,072.9
Cost of goods sold	237.9	225.1	701.9	688.0
GROSS PROFIT	133.9	127.7	395.6	384.9
Selling, general and administrative expenses	100.7	91.7	294.0	285.9
Restructuring and other charges, net	2.8	(0.5)	7.0	1.8
Adjustment to gain on disposal of business	—	1.6	—	1.6
Goodwill and other long-lived asset impairment charges	0.2	2.4	0.2	3.0
OPERATING INCOME	30.2	32.5	94.4	92.6
Other (income) expense:
Interest income	(0.1)	(0.1)	(0.4)	(0.5)
Interest expense	5.1	6.1	16.6	18.4
Other expense (income), net	0.3	(0.6)	1.7	(1.5)
Total other expense	5.3	5.4	17.9	16.4
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24.9	27.1	76.5	76.2
Provision for income taxes	7.4	8.8	23.8	24.0
NET INCOME FROM CONTINUING OPERATIONS	17.5	18.3	52.7	52.2
(Loss) income from discontinued operation, net of tax	(2.1)	0.4	(2.3)	0.7
NET INCOME	$15.4	$18.7	$50.4	$52.9

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.49	$0.52	$1.48	$1.45
Discontinued operations	(0.06)	0.01	(0.06)	0.02
NET INCOME	$0.43	$0.53	$1.42	$1.47
Weighted average number of shares	35.4	35.1	35.5	36.1

DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.49	$0.52	$1.48	$1.44
Discontinued operations	(0.06)	0.01	(0.07)	0.02
NET INCOME	$0.43	$0.53	$1.41	$1.46
Weighted average number of shares	35.6	35.2	35.6	36.3
Dividends per share	$0.13	$0.11	$0.37	$0.33

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$50.4	$52.9
(Loss) income from discontinued operations, net of taxes	(2.3)	0.7
Net income from continuing operations	52.7	52.2
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	25.4	24.2
Amortization of intangibles	11.0	11.8
Stock-based compensation	6.6	4.2
Deferred income tax benefit	(3.0)	(1.1)
Loss on disposal and impairment of goodwill, property, plant and equipment and other	0.2	3.5
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(20.8)	(10.9)
Inventories	(20.2)	(17.8)
Prepaid expenses and other assets	2.1	(8.5)
Accounts payable, accrued expenses and other liabilities	13.7	13.9
Net cash provided by continuing operations	67.7	71.5

INVESTING ACTIVITIES
Additions to property, plant and equipment	(22.6)	(18.6)
Proceeds from the sale of property, plant and equipment	1.4	0.2
Investments in securities	—	(2.1)
Proceeds from sale of asset held for sale	—	0.7
Proceeds from sale of securities	2.1	4.1
Business acquisitions, net of cash acquired	—	(17.5)
Net cash used in investing activities	(19.1)	(33.2)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	9.2
Payment of long-term debt	(76.4)	(23.4)
Payment of capital leases and other	(3.9)	(2.1)
Proceeds from share transactions under employee stock plans	9.4	9.4
Tax benefit of stock awards exercised	1.7	1.6
Dividends	(13.1)	(12.1)
Payments to repurchase common stock	(20.0)	(65.8)
Net cash used in financing activities	(102.3)	(83.2)
Effect of exchange rate changes on cash and cash equivalents	1.8	1.6
Net cash (used in) provided by operating activities of discontinued operations	(0.6)	2.2
Net cash provided by investing activities of discontinued operations	7.9	—
DECREASE IN CASH AND CASH EQUIVALENTS	(44.6)	(41.1)
Cash and cash equivalents at beginning of year	271.8	250.6
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$227.2	$209.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

North America	$220.5	$204.0	$657.9	$629.1
EMEA	142.7	141.5	416.0	425.0
Asia	8.6	7.3	23.6	18.8
Total	$371.8	$352.8	$1,097.5	$1,072.9

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

North America	$23.5	$25.5	$79.0	$71.6
EMEA	13.4	14.9	34.1	40.0
Asia	2.0	0.8	7.3	4.3
Corporate	(8.7)	(8.7)	(26.0)	(23.3)
Total	$30.2	$32.5	$94.4	$92.6

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

North America	$1.3	$1.4	$3.9	$4.0
EMEA	2.6	3.3	7.7	7.9
Asia	39.7	35.9	128.8	102.3
Total	$43.6	$40.6	$140.4	$114.2

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Net sales	$371.8	$352.8	$1,097.5	$1,072.9

Operating income - as reported	$30.2	$32.5	$94.4	$92.6
Operating margin %	8.1%	9.2%	8.6%	8.6%

Adjustments for special items:
Restructuring and other charges, net	2.8	(0.5)	7.0	1.8
Goodwill and other long-lived asset impairment charges	0.2	2.4	0.2	3.0
Adjustment to disposal of business		1.6		1.6
Acquisition accounting in cost of sales	—	—	—	0.4
Legal and customs settlement	1.7	—	1.7	(0.3)
CFO retention costs	—	0.9	—	0.9
	$4.7	4.4	$8.9	7.4

Operating income - as adjusted	$34.9	$36.9	$103.3	$100.0
Adjusted operating margin %	9.4%	10.5%	9.4%	9.3%

Net income from continuing operations - as reported	$17.5	$18.3	$52.7	$52.2

Adjustments for special items - tax affected:
Restructuring and other charges, net	2.0	(0.4)	5.0	1.1
Goodwill and other long-lived asset impairment charges	0.1	1.8	0.1	2.1
Adjustment to disposal of business		1.6		1.6
Acquisition accounting in cost of sales	—	—	—	0.3
Legal and customs settlement	1.0	—	1.0	(0.9)
CFO retention costs	—	0.5	—	0.5
	$3.1	3.5	$6.1	4.7

Net income from continuing operations - as adjusted	$20.6	$21.8	$58.8	$56.9

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.49	$0.52	$1.48	$1.44
Adjustments for special items	0.09	0.10	0.17	0.13
Diluted earnings per share - as adjusted	$0.58	$0.62	$1.65	$1.57

TABLE 1 (CONTINUED)

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

SEGMENT INFORMATION

	Third Quarter Ended					Third Quarter Ended
	September 29, 2013					September 30, 2012
	North America	EMEA	Asia	Corporate	Total	North America	EMEA	Asia	Corporate	Total

Net sales	$220.5	142.7	8.6	—	371.8	$204.0	141.5	7.3	—	352.8

Operating income - as reported	$23.5	13.4	2.0	(8.7)	30.2	$25.5	14.9	0.8	(8.7)	32.5
Operating margin %	10.7%	9.4%	23.3%		8.1%	12.5%	10.5%	11.0%		9.2%

Adjustments for special items:	$1.2	3.0	—	0.5	4.7	$1.6	0.4	1.6	0.8	4.4

Operating income - as adjusted	24.7	16.4	2.0	(8.2)	34.9	27.1	15.3	2.4	(7.9)	36.9
Adjusted operating margin %	11.2%	11.5%	23.3%		9.4%	13.3%	10.8%	32.9%		10.5%

	Nine Months Ended					Nine Months Ended
	September 29, 2013					September 30, 2012
	North America	EMEA	Asia	Corporate	Total	North America	EMEA	Asia	Corporate	Total

Net sales	$657.9	416.0	23.6	—	1,097.5	$629.1	425.0	18.8	—	1,072.9

Operating income - as reported	$79.0	34.1	7.3	(26.0)	94.4	$71.6	40.0	4.3	(23.3)	92.6
Operating margin %	12.0%	8.2%	30.9%		8.6%	11.4%	9.4%	22.9%		8.6%

Adjustments for special items:	$1.5	6.9	—	0.5	8.9	$2.9	2.4	1.3	0.8	7.4

Operating income - as adjusted	80.5	41.0	7.3	(25.5)	103.3	74.5	42.4	5.6	(22.5)	100.0
Adjusted operating margin %	12.2%	9.9%	30.9%		9.4%	11.8%	10.0%	29.8%		9.3%

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 30,
	2013	2012

Net cash provided by continuing operations - as reported	$67.7	$71.5
Less: additions to property, plant, and equipment	(22.6)	(18.6)
Plus: proceeds from the sale of property, plant, and equipment	1.4	0.9
Free cash flow	$46.5	$53.8

Net income from continuing operations - as reported	$52.7	$52.2

Cash conversion rate of free cash flow to net income	88.2%	103.1%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 29,	December 31,
	2013	2012

Current portion of long-term debt	$2.1	$77.1
Plus: Long-term debt, net of current portion	306.2	307.5
Less: Cash and cash equivalents	(227.2)	(271.3)
Net debt	$81.1	$113.3

Net debt	$81.1	$113.3
Plus: Total stockholders’ equity	985.9	939.5
Capitalization	$1,067.0	$1,052.8

Net debt to capitalization ratio	7.6%	10.8%